Exhibit (a)(1)(v)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

(Including the Associated Preferred Share Purchase Rights)

of

Family Dollar Stores, Inc.

at

$80.00 Net Per Share

by

D3 Merger Sub, Inc.

a wholly owned subsidiary of

Dollar General Corporation

To Our Clients:

Enclosed for your consideration are the offer to purchase, dated September 10, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”), which Offer to Purchase and Letter of Transmittal collectively constitute the “Offer”. D3 Merger Sub, Inc. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Dollar General Corporation, a Tennessee corporation (“Dollar General”), is offering to purchase all outstanding shares of common stock, par value $0.10 per share (together with the associated preferred share purchase rights, the “Shares”), of Family Dollar Stores, Inc., a Delaware corporation (“Family Dollar “), at a price of $80.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The tender price is $80.00 per Share, net to you in cash, without interest and less any required withholding taxes.

2. The Offer and withdrawal rights expire at 5:00 P.M., New York City time, on October 8, 2014, unless extended (as extended, the “Expiration Date”).

3. The Offer is not subject to any financing condition. Consummation of the Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn before the expiration of the Offer a number of Shares which, together with the Shares then owned by Dollar General and its subsidiaries, represents at least a majority of the total number of Shares outstanding on a fully diluted basis, (ii) the Agreement and Plan of Merger, dated as of July 27, 2014, as amended by Amendment No. 1, dated as of September 4, 2014, by and among Family Dollar, Dollar Tree, Inc., a Virginia corporation (“Dollar Tree”), and Dime Merger Sub, Inc., a Delaware corporation, and the Voting and Support Agreements, dated as of July 27, 2014, by and among, Dollar Tree and each of the stockholders that are a party thereto as referenced in the Dollar Tree Merger Agreement (collectively, the “Dollar Tree Voting and Support Agreements”) having been validly terminated in accordance with their respective terms, (iii) Dollar General, the Purchaser and Family Dollar having entered into a definitive merger agreement (in form and substance satisfactory to Dollar General in its reasonable discretion) with respect to the acquisition of Family Dollar by Dollar General providing for a second-step merger pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Family Dollar surviving as a wholly owned subsidiary of Dollar General, without the requirement for approval of any stockholder of Family Dollar, to be effected promptly following the consummation of the Offer, such merger agreement having not been terminated and the conditions to effecting the Proposed Merger pursuant to Section 251(h) of the DGCL being satisfied upon the acceptance for payment of Shares tendered pursuant to the Offer, (iv) Dollar General and the parties to the Dollar Tree Voting and Support Agreements (other than Dollar Tree ) having entered into definitive tender and support agreements in form and substance satisfactory to Dollar General in its reasonable discretion, (v) the board of directors of Family Dollar (the “Family Dollar Board”) having approved the Offer under Section 203 of the DGCL or the Purchaser being satisfied, in its reasonable discretion, that Section 203 of the DGCL is inapplicable to the Offer and the merger (the “Proposed Merger”) of Family Dollar and the Purchaser as described herein (and as contemplated by the definitive merger agreement described above), (vi) the Family Dollar Board having redeemed the preferred share purchase rights associated with the Shares or the Purchaser being satisfied, in its reasonable discretion, that such preferred share purchase rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger as described herein, and (vii) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) having expired or been terminated. See “The Offer—Section 14—Conditions of the Offer” of the Offer to Purchase for a list of additional conditions to the Offer.

4. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Continental Stock Transfer & Trust Company (the “Depositary”) of (i) certificates representing the Shares tendered (including, if the Distribution Date (as defined in the Offer to Purchase) occurs, certificates for the Rights) or timely confirmation of the book-entry transfer of such Shares (including, if the Distribution Date occurs, such Rights) into the account maintained by the Depositary at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility are actually received by the Depositary.

Instruction Form with Respect to

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

(Including the Associated Preferred Share Purchase Rights)

of

Family Dollar Stores, Inc.

at

$80.00 Net Per Share

by

D3 Merger Sub, Inc.

a wholly owned subsidiary of

Dollar General Corporation

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated September 10, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”), which Offer to Purchase and Letter of Transmittal collectively constitute the “Offer”. D3 Merger Sub, Inc. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Dollar General Corporation, a Tennessee corporation (“Dollar General”), is offering to purchase all outstanding shares of common stock, par value $0.10 per share (together with the associated preferred share purchase rights, the “Shares”), of Family Dollar Stores, Inc., a Delaware corporation (“Family Dollar”), at a price of $80.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares (including, if the Distribution Date occurs, the Rights) indicated below or, if no number is indicated, all Shares (including, if the Distribution Date occurs, the Rights) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares (including, if the Distribution Date occurs, the Rights) made on my behalf will be determined by Purchaser in its sole discretion.

Number of Shares to be Tendered:	SIGN HERE

Shares*
Signature(s)

Dated , 2014
Name(s)

* Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.

Address(es)

Zip Code

3